UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/29/2006

International Securities Exchange Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32435

Delaware	20-5219710
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

60 Broad Street, New York, NY 10004
(Address of principal executive offices, including zip code)

212-943-2400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On September 29, 2006, International Securities Exchange, LLC ("ISE" or "Licensee"), a wholly-owned subsidiary of International Securities Exchange Holdings, Inc. entered into a binding agreement (the "Agreement") with OMX (US) Inc. ("OMX" or "Licensor") and OMX AB ("Guarantor"). OMX specializes in developing electronic exchanges and has delivered electronic trading systems to a number of international exchanges and clearing houses. ISE and OMX are currently parties to a delivery and license agreement and a support agreement for the use of OMX's CLICK Exchange(TM) software and its CLICK Trade(TM) application.

The Agreement provides for a period of exclusive dealings between Licensee and Licensor and the general terms and conditions which will be contained in definitive agreements (the "Definitive Agreements") pursuant to which Licensor will develop, deliver, and license certain exchange application software and related technology (the "Licensed Product") to Licensee, and provide customary on-going maintenance and support services with respect to the Licensed Product.

The scope of the license allows Licensee to use the Licensed Product in the United States for equities, both cash and derivatives, as well as derivatives on fixed income, currency and commodities. Under the terms of the Agreement, Licensee will be obligated to pay a pre-determined delivery and license fee, subject to certain adjustments ("License Fee"), in equal monthly installments commencing on January 1, 2007. The term of the license is 99 years from the execution date of the Definitive Agreements (the "Effective Date"). Licensee may terminate the Agreement and the Definitive Agreements, if, prior to acceptance of the Licensed Product: (i) there is any fundamental change to the Licensed Product; (ii) Licensor determines to cease the commercial development of the Licensed Product, or Licensor ceases making any material progress towards the commercial development of the Licensed Product; or (iii) Licensor commits a material breach of any provision of the Agreement or the Definitive Agreements and fails to cure such breach within a reasonable time after receiving written notice of such breach. If Licensee terminates the Agreement or the Definitive Agreements, then Licensor will be obligated to pay to Licensee, as liquidated damages, and not as penalty, all amount equal to any and all sums paid by Licensee to Licensor in connection with the Licensed Product, including but not limited to, the License Fee.

Furthermore, Licensee has the right to opt-out of the Agreement and the Definitive Agreements if: (i) Licensee undergoes a "merger or acquisition" on or before a specified date and notifies Licensor, in writing on or before such date, that it is opting-out pursuant to such merger or acquisition; or (ii) if Guarantor undergoes a change of control and Licensee exercises its right to opt-out within three months from the effective date of the change of control of the Guarantor. In the event Licensee opts-out of the Agreement or the Definitive Agreements, then Licensor will retain all License Fees previously paid by Licensee, and Licensee will pay Licensor pre-determined opt-out penalty fee.

The foregoing summary of the material terms of the Agreement is qualified in its entirety by reference to the text of the Agreement which, subject to a request for confidential treatment, will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Securities Exchange Holdings, Inc.

Date: October 05, 2006	By:	/s/ Michael J. Simon
Michael J. Simon
Secretary